Amendment to Fund Participation Agreement

This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Transamerica Life Insurance Company, a life insurance company organized under the laws of Iowa, and Transamerica Financial Life Insurance Company, a life insurance company organized under the laws of New York (together the “Company”), is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“Agreement”), executed and effective as of May 1, 2023, as amended, and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance Products Trust	Lincoln Financial Investments Corporation
By: /s/ Benjamin Richer	By: /s/ Benjamin Richer
Name: Benjamin Richer	Name: Benjamin Richer
Title: SVP, Head of Funds Management	Title: SVP, Head of Funds Management
Date: 4/15/2024	Date: 4/15/2024
Lincoln Financial Distributors, Inc.	Transamerica Life Insurance Company
By: /s/ Thomas O’Neill	By: /s/ Ben Wadsley
Name: Thomas O’Neill	Name: Ben Wadsley
Title: SVP	Title: Head of Product and Pricing
Date: 4/15/2024	Date: 4/12/2024
Transamerica Financial Life Insurance Company
By: /s/ Ben Wadsley
Name: Ben Wadsley
Title: Head of Product and Pricing
Date: 4/12/2024

Exhibit A

Funds

Dated as of April 29, 2024

The currently available Funds of the Trust are:

LVIP American Century Balanced Fund

LVIP American Century Capital Appreciation Fund

LVIP American Century Disciplined Core Value Fund

LVIP American Century Inflation Protection Fund

LVIP American Century International Fund

LVIP American Century Large Company Value Fund

LVIP American Century Mid Cap Value Fund

LVIP American Century Ultra Fund

LVIP American Century Value Fund

LVIP JPMorgan U.S. Equity Fund

LVIP JP Morgan Small Cap Core Fund

LVIP JPMorgan Mid Cap Value Fund

LVIP JP Morgan Core Bond Fund